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                                                                      EXHIBIT 16


                                                                 August 26, 2002


Securities and Exchange Commission
Washington, D.C. 20549

                                                       Re: Exotech, Incorporated
                                                      Commission File No: 0-4076

Dear Sir:

We were previously the independent accountants for Exotech, Incorporated and on September 4, 2001 we reported on the consolidated financial statements of Exotech, Incorporated and Subsidiary as of and for the two years ended June 30, 2001 and 2000. On August 23, 2002, we forwarded our client a letter in which we declined to stand for reelection as independent accountants of Exotech, Incorporated. We have read Exotech Incorporated statements under Item 4 of its Form 8K of August 23, 2002, and we agree with such statements.






                                               /s/Linton, Shafer & Company, P.A.



                                               /s/Joseph M. McCathran, CPA
                                               Principal